UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2011

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma		73102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 16, 2010, SandRidge Energy, Inc. (the “Company”), filed a Current Report on Form 8-K reporting, among other things, the completion of its acquisition of Arena Resources, Inc. (“Arena”), by means of the merger of Steel Subsidiary Corporation, a wholly–owned subsidiary of the Company, with and into Arena. In the merger, each outstanding share of Arena common stock was canceled and converted into the right to receive 4.7771 shares of Company common stock and $4.50 in cash. In the aggregate, the Company issued approximately 190.3 million shares of common stock of the Company and paid approximately $177.9 million in cash for an aggregate purchase price of approximately $1.4 billion. This Current Report on Form 8-K provides certain additional pro forma financial information giving effect to the merger.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

99.1	Pro Forma Financial Information. Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2010 and the related notes showing the pro forma effects of the Company’s acquisition of Arena are included as Exhibit 99.1 to this report and incorporated herein by this reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC.
(Registrant)

Date: March 4, 2011	By:	/s/ James D. Bennett
James D. Bennett
Executive Vice President and Chief Financial Officer

Exhibit Index

No.	Description

99.1	Pro Forma Financial Information. Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2010 and the related notes showing the pro forma effects of the Company’s acquisition of Arena are included as Exhibit 99.1 to this report and incorporated herein by this reference.